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                                                                    EXHIBIT 10.8



                             SECOND LEASE AMENDMENT

                                 BY AND BETWEEN

                           NOBLE HOUSE OF DIXON, INC.

                                      AND

                             DIXON MANAGEMENT, INC.

                        DATED: THE 1ST DAY OF JULY, 1997


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                             SECOND LEASE AMENDMENT

STATE OF MISSOURI

COUNTY OF PULASKI

         This Second Lease Amendment is made and entered into as of this first day of July, 1997, by and between Noble House of Dixon, Inc., a Missouri corporation (the "Landlord") and at Dixon Management, Inc., a Missouri corporation (the "Tenant"):

                              W I T N E S S E T H:

         WHEREAS, Landlord, formerly known as Dixon CareCentre, Inc., and Dixon Oaks Health Center, Inc. ("DOHC") entered into a lease agreement dated January 25, 1990 ("Original Lease") whereby Landlord leased to DOHC a sixty (60) bed nursing home located in Dixon, Pulaski County, Missouri (the "Facility");

         WHEREAS, on October 1,1990, Landlord and DOHC entered into an agreement "Amendment to Lease and Assignment" (the "First Amendment") whereby Landlord consented to the assignment of DOHC's rights under the Original Lease to Tenant;

         WHEREAS, for the purposes of the Second Lease Amendment, the Original Lease and First Amendment are collectively referred to in this document as the "Lease" and the terms and provisions of the said Original Lease and First Amendment are hereby incorporated herein by reference as if set out word for word unless specifically amended; including all terms as defined or identified in the Original Lease.

         WHEREAS, Landlord and Tenant desire to amend the Lease to change the formula for the calculation of rent to be paid by Tenant during the remaining term of the Lease and to amend other sections to the Lease;


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         WHEREAS, the State of Missouri has enacted legislation which allows a six (6) skilled nursing bed expansion of the Facility. Tenant, in the exercise of its sole discretion, may desire to add an addition onto the Facility which shall contain approximately 5,502 square feet (5,175 square feet to the main building and 327 square feet to the detached storage building) (hereinafter "Phase II"). Phase II shall contain, among other items, the area for six (6) additional, licensable skilled nursing beds. Phase II is shown on Exhibit One, attached hereto, consisting of a site and floor plan prepared by Bill Stafford, Architect (hereinafter "Architect") dated 1-8-97, labeled "Preliminary";

         WHEREAS, Landlord has made application to the State of Missouri for the six (6) additional skilled nursing facility beds (hereinafter the "CON") and has received its approval. The CON, if utilized, would raise the number of skilled nursing beds for the facility from sixty (60) to sixty-six (66);

         WHEREAS, Tenant, in the exercise of its sole discretion, shall have until the 1st day of September, 1997 to request Landlord to add Phase II. If Tenant requests Landlord to proceed with the addition of Phase II, then Landlord shall hire Architect to prepare "plans and specifications" necessary for the Phase II addition. Upon Landlord's completion and the receipt of the necessary building permits and any other required approvals, including any governmental or regulatory approvals, Landlord shall construct Phase II at its sole cost and expense. The exterior elevations and the interior finishes of Phase II shall be similar to the existing Facility. The design and construction of the Facility shall be under the direction of Landlord and shall be constructed by Griffin Construction Company or a general contractor of Landlord's choosing.


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         Landlord shall provide all furniture, fixtures, and equipment
(hereinafter "FFE") to equip Phase II. The listing of FFE is to be attached hereto as Exhibit Two, which listing shall be completed by the parties following the Effective Date, defined below. Landlord shall not provide soft goods such as sheets, pillows, bedspreads, pots, pans, cutlery, etc. The Tenant shall provide all soft goods necessary for the operation of the Facility;

         AND WHEREAS, provided Tenant has elected to add Phase II, Landlord and Tenant shall cooperate with each other to secure any necessary approvals from the State of Missouri necessary to utilize the CON for Phase II.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration exchanged between the parties, the receipt, sufficiency and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows, said amendment to be effective as of the 1st day of July, 1997:

1. Section 1. Term., as set forth in the Lease is deleted in its entirety and replaced with the following:

         1. Term. The term of this Lease shall be seventeen (17) years and shall commence on the first (1st) day of February, 1990 (herein called the "Commencement Date"), and shall end on the thirty-first (31st) day of January, 2007, unless sooner terminated as herein provided.

2. Section 2. Rent is amended by inserting the following statement immediately before the letter (a):

         BEGINNING FEBRUARY 1,1990 AND CONTINUING THROUGH NOVEMBER 30, 1997.


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3.       Section 2. Rent is amended by adding the following after the last sentence in paragraph (d):

         BEGINNING DECEMBER 1,1997 AND CONTINUING THROUGH THE END OF THE LEASE
         TERM:

         a. Beginning with the ninety-fifth (95th) month of the lease term the rental shall be the greater of the following:

                  (i) The base rent of $264,000.00 per annum payable at the rate of $22,000.00 per month, or

                  (ii) Eighteen percent (18%) of the previous year's gross revenue.

                  (iii) The base rent increases or decreases due to fluctuations in the gross revenue as described in
                           (ii) above but said rent shall not decrease below the below the base rent of $264,000.00 per annum payable at the rate of $22,000.00 per month.

         b. The formula to be used for calculating gross revenue and adjusting the Rent ten (10) days prior to the Anniversary Date of the Lease as required under subparagraph a.(ii) above shall be determined in the following manner. This formula will be the means used to calculate the gross revenue subject to the rental rate multiplier. A copy of the most recent Financial and Statistical Report for Nursing Facilities, Title XIX Cost Report (the "Medicaid Cost Reports") for the Facility shall be provided to the Landlord and shall be considered to be an attachment to the Rental Calculation Worksheet which is attached and labeled Exhibit Five. Landlord and Tenant agree that in the event the filing due date for the said Medicaid Cost Report is more than twelve
                  (12) months before any Lease Anniversary Date, the parties agree that the Anniversary Date shall


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                  be adjusted such that the said Anniversary Date shall be on the first day of the next succeeding month in which the Medicaid Cost Report is required to be filed. The failure to provide a current Medicaid cost Report (or acceptable substitute as set forth below) to Landlord in a timely manner shall be an event of default under this lease.

                           In the event the Medicaid Cost Report is no longer
                  required to be filed or the filing of the said Medicaid Cost Report requirement is eliminated, Landlord and Tenant agree to retain the services of an accounting firm experienced in skilled nursing facility financial planning, consultation, and filings with the State of Missouri and other regulatory agencies, and who is experienced in dealing with the Financial and Statistical Report for Nursing Facilities, title XIX Cost Report, who shall determine the application of the rent formula after such change or elimination. Tenant shall bear all reasonable expenses associated with this determination.

                           "Gross revenues" as stated herein shall be
                  calculated using the Financial and Statistical Report for Nursing Facilities, Title XIX Cost Report as follows:

                           (1) Total Net Revenues (*line 45 schedule A, column 1)

                           (2) Less (-) direct cost of Ancillary Services (*line 71 through 82 plus line 84 plus the portion of lines 97 through 99 attributable to therapy salaries only, schedule B, column 1)

                           (3) Less (-) "N.F.A.C." (Nursing Facility Reimbursement Allowance) (*line 156, column
                                    1)

                           (4)      equal (=) Gross Revenues

                  *or equivalent line(s) found on subsequent form(s).



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                  Tenant shall retain the services of an accounting firm
         experienced in skilled nursing facility financial planning, consultation, and filings with the State of Missouri and other regulatory agencies necessary to insure compliance with existing laws and regulations.

                  Tenant shall furnish to Landlord certain information as Landlord may reasonably require during the term of this Lease. This information shall include the following:

         i.       Facility census shall be provided to Landlord on the first
                  (1st) business day of each month between the hours of 8:00 a.m. to 5:00 p.m. This information may be furnished by telephone or facsimile.

         ii. Quarterly financial statements on Facility are to be provided within 30 days of period ending date.

         iii. Annual financial statements on Facility and Balanced Care Corporation; a Delaware corporation and parent corporation of Tenant ("BCC") and Medicare and Medicaid cost reports are to be provided to Landlord within thirty (30) days of the date prepared or filed with respect to Medicaid cost reports. Landlord shall be furnished copies of all revisions and adjustments to these cost reports.

         iv. Other financial information Landlord or Landlord's lender may reasonably require.

         v. A copy of the initial license and/or any subsequently issued license(s) shall be provided to Landlord within fifteen (15) days of receipt by Tenant.

                  Tenant shall make rent payments and any other payment due unto Landlord via electronic transfer of funds to an account designated by Landlord. If Landlord does not receive from Tenant any monthly rental payment within five (5) days after such payment is due, Landlord, at its option, may charge Tenant a late charge and handling fee equal to five percent (5%) of the monthly rental payment, which shall be deemed additional rent, and such late charge and handling fee shall be due and payable by Tenant to Landlord upon notice to Tenant. If Landlord does not receive from Tenant any monthly rental payment



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         within fifteen (15) days after such payment is due, Landlord, at its option, may declare Tenant in default.

4. Insurance, as set forth in section 4, of the Lease and Liability Insurance, as set forth in Section 14, is deleted in its entirety and replaced with the following: 4. Insurance. Tenant covenants and agrees that it shall, at its own cost, at all times during the term of this Lease, procure and maintain certain insurance for benefit of Landlord, Tenant, Mortgagee(s) of Landlord, and other persons having an insurable interest in the Facility AS THEIR INTERESTS MAY APPEAR. All insurance provided by Tenant shall be with such insurance company or companies listed in the A.M. Best Rating System as an A or A + company with a financial strength rating of between 10 and 15. Conditions, Terms and Forms of such insurance required by this Lease Agreement are as follows:

         a.       Property Coverage

                  i. Property to be Insured: All Improvements, i.e. buildings, canopies, paving, walkways, driveways or structures of any kind upon said leased premises, and all fixtures and personal property installed and/or supplied by Landlord and located on such leased premises. Loss of rents coverage, payable unto Landlord, for said leased premises damaged such that the Facility cannot be occupied shall be provided in an amount equal to, at least, one year's lease payments.

                  ii. Perils of Risk to Property to be Insured: All risk of direct physical damage to all forms of properties heretofore mentioned. Certain


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                           common exclusions such as theft, flood and earthquake
                           coverage must be provided by endorsement to the primary policy and/or by separate difference in conditions insurance policy(ies).

                  iii. Property Insurance Deductibles: Deductibles under above mentioned Insurance shall be no more than $5,000 per each and every loss or as agreed in writing by Landlord, mortgagees, and other persons with insurable interests with exception of flood and earthquake which may have deductibles of no greater than $25,000 per loss.

                  iv. Valuation of Property Insurance: Coverage must be provided on a replacement cost and agreed value valuation. Replacement cost shall be defined as the cost to repair or replace damaged items with like kind and quality without deduction for depreciation. Agreed value means that the insurance company agrees that the value purchased is adequate and waives coinsurance requirements.

                  v.       Limits of Property Insurance:

                                    Full replacement cost and/or as agreed - all
                          perils

         b.       Liability

                  i.       Commercial General Liability:

                           (1)      Limits of Liability:

                                    (a)     $2,000,000 General Aggregate -
                                            Bodily Injury & Property Damage



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                                    (b)     $1,000,000 Each Occurrence - Bodily
                                            Injury & Property Damage

                                    (c)     $1,000,000 Products/Completed
                                            operations

                                    (d)     $1,000,000 Personal and Advertising
                                            injury

                                    (e)     $500,000 Fire Damage Limit

                                    (f)     $10,000 Medical Expense

                           (2)      Coverage:

                                    (a)     Premises/Operations

                                    (b)     Products/Completed Operations

                                    (c)     Independent Contractors

                                    (d)     Contractual Liability

                                    (e)     Broad Form Property Damage

                                    (f)     Host Liquor Liability

                           (3)      Deductibles:

                                    (a)     Maximum of $5,000 Each Occurrence

                  ii.      Professional/Malpractice Liability:

                           (1)      Limits of Liability:

                                    (a)     $1,000,000 Each Medical Incident

                                    (b)     $2,000,000 Annual Aggregate

                           (2)      Coverage:

                                    (a)     Includes or is silent on Punitive
                                            Damages

                                    (b)     Includes Physical Abuse, Sexual
                                            Assault and Abuse

                           (3)      Deductibles:

                                    (a)     Maximum of $5,000 each occurrence



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                  iii.     Automobile Liability

                           (1)      Limits of Liability

                                    (a)     $1,000,000 each occurrence Bodily
                                            Injury & Property Damage

                           (2)      Deductibles (BI/PD)

                                    (a)     Maximum of $5,000 each occurrence

                  iv.      Rent Loss

                           (1) Limits of Liability: Proceeds payable unto Landlord. The amount of rent due under this Lease Agreement for a period of up to one year because of business interruption.

                           (2)      Deductibles: None

                  v.       Excess Liability
                           (1)      Limit of Liability

                                    (a)     $2,000,000 each occurrence.

                           (2)      Deductibles: None

         c.       Workers Compensation & Employers Liability

                  i.       Limits of Liability

                           (1)      Section A:  Statutory Limits

                           (2)      Section B:  $100,000 Each Accident

                                                $500,000 Disease - Policy Limit

                                                $100,000 Each Employee

         d.       Terms and Conditions

                  i. Insurance provided under Sections a & b must name Landlord (and the property owner if different from Landlord) as a "Named Insured As Its Interest May Appear." However, Landlord is in no way obligated to make premiums for such coverages in Sections a & b or any other coverage section. Insurance provided under Section c must reflect that Landlord is a Certificate Holder. Said coverage in Section c must contain a Waiver of Subrogation Clause in favor of


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                           Section c must contain a Waiver of Subrogation Clause
                           in favor of Landlord. Notice of material change or cancellation must be provided in writing to Landlord at least thirty (30) days prior to any such action or change taking place. Cancellation provisions of the certificates of insurance shall not contain any such wording as "endeavor to". and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives".

                  ii. Coverage afforded under the terms of such policy or policies may be increased from time to time during the term, as Landlord may, in its reasonable discretion, require.

                  iii. All insurance provided shall be effective under valid and enforceable policies issued by insurers authorized to do business in the State of Missouri and which meet the standards set forth in this section. Upon execution of this Lease and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies furnished pursuant to this paragraph or any other paragraph of this Lease, an original of the certificates of insurance relating thereto shall be delivered by Tenant to Landlord.

                  iv. Tenant may provide any insurance required by this Lease Agreement in the form of a blanket policy, provided that Tenant shall furnish satisfactory proof of such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would have been provided under separate policy covering only the Leased Premises.

                  v. Landlord shall not be required to prosecute any claim against or contest any settlement proposed by any insurer provided that Tenant may, at its expense, prosecute any such claim or contest any such settlement. Landlord will join therein at Tenant's written request only upon receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection with such prosecution or contest.

                  vi. Insurance claims by reason of damage to or destruction of any portion of the Leased Premises shall be adjusted by Landlord. Any such proceeding for adjustment shall be governed by the provisions of this Lease, including, but not limited to the provisions regarding fire or other casualty.

                  vii. If Tenant shall default in the obtaining or maintaining of any insurance required thereunder, Landlord shall have the right, but



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                           not the obligation, to take whatever action necessary
                           to pay all appropriate premiums to obtain or maintain such insurance, in which events any amount paid for premiums by Landlord shall be deemed additional rent and shall be paid by Tenant to Landlord upon demand, plus ten (10%) percent per annum interest from ten
                           (10) days after such demand until payment.

                  viii. Each policy provided for in this paragraph shall contain an agreement that any loss otherwise payable thereunder shall be payable notwithstanding any act of negligence of Landlord or Tenant which might, absent agreement, result in the forfeiture in all or part of such insurance payment and notwithstanding the following:

                           (1) The occupation of use of the Leased Premises for purposes more hazardous than permitted by the terms of such policy.

                           (2)      Any foreclosure or other action or
                                    proceeding taken pursuant to any provision of any mortgage of any event of default thereunder; or

                           (3) Any change in title or ownership of the Leased Premises.

                  ix. All insurance policies in force at the expiration or earlier termination of this Lease shall be canceled and Tenant shall receive all premium refunds.

5. Section 33. Notices. of the Lease is deleted In its entirety and replaced with the following:

         33. Notices Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with if the following steps are taken:

                  e. All rent and other payments required to be made by Tenant to Landlord shall be payable to Landlord by electronic transfer of funds to a depository account established by Landlord or at such


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                           other address as Landlord may specify from time to
                           time by written notice delivered in accordance herewith.

                  f. Any notice or document required to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, registered mail, return receipt requested, or sent via overnight courier service with next day delivery guaranteed, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice:

                           LANDLORD:          Richard B. Griffin, President
                                              Noble House of Dixon, Inc.
                                              610 Towson Avenue
                                              Post Office Box 2207
                                              Fort Smith, Arkansas 72902
                                              (501) 783-5191
                                              (501) 783-8397 Fax

                           TENANT: Brad E. Hollinger, President Dixon Management, Inc.
                                              c/o Balanced Care Corporation
                                              5021 Louise Drive, Suite 200
                                              Mechanicsburg, Pennsylvania 17055
                                              (717) 796-6100
                                              (717) 796-6150 Fax

6. Events of Default, as set forth in section 23., paragraph a., of the Lease, is amended by adding a new subparagraph (viii) as follows:

         (viii)   Tenant is issued a notice of noncompliance pursuant to Section
                  198.026.3 RSMo or 198.029 RSMo and fails to cure the noncompliance in accordance with the terms of the notice issued by the Missouri



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                  Department of Social Services ("MDSS"), its license is revoked pursuant to Section 198.036 RSMo and not reinstated by the MDSS within thirty (30) days or such period as is prescribed by MDSS, whichever is shorter, or an action is brought against Tenant pursuant to Section 198.067 RSMo and the same is not discharged or dismissed within thirty (30) days.

7. Lease Renewal Option, as set forth in section 47. of the Lease, is deleted in its entirety and replaced with the following:

         47. Lease Renewal Option. Tenant shall have the right, but not the obligation; to extend the term of the Lease for two, consecutive, five (5) year periods under the same terms and conditions. Tenant shall give Landlord written notice of its election to extend or not to extend on or before one hundred, eighty (180) days prior to the expiration of the then current Lease term.

8.       A new Section 49 is added to the Lease as follows:

         49. Waiver. Upon termination of the Lease, as amended, for any reason, including default by the Tenant, the Medicaid contract, the then current facility license, any additional beds granted or to be granted by the State of Missouri to the Facility shall revert back to Landlord as both owner, at the sole discretion of Landlord, to the extent permitted by law. Tenant, its predecessors in interest, and Tenant's successors and assign do by this instrument forever waive any interest in and relinquish any right to claim an interest in the license for the Facility, including the Certificate of Need, as well as for any licenses for subsequent beds issued, added, or approved for the Facility and agree that the Certificate of Need (including


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                  all subsequent additions thereto) is and shall remain the sole property of Landlord, at its sole discretion.

9. Phase II. Tenant shall have the right, but not the obligation, to elect for Landlord to proceed with the addition of Phase II. Tenant's election to proceed with Phase II shall be made by giving Landlord written notice thereof on or before the 1st day of September, 1997. The failure of Tenant to give Landlord written notice on or before September 1, 1997 shall be deemed an election by Tenant not to proceed with Phase II. In the event Tenant elects for Landlord to proceed with Phase II, then upon the Effective Date (as defined below), the following changes (numbered 10-13 herein) to the Lease shall become effective. In the event Tenant does not elect for Landlord to proceed with Phase II, then Landlord shall be expressly prohibited from proceeding with Phase II, and the changes (numbered 10-13 herein) to the Lease shall automatically become null and void on or before the earlier to occur of

                  i. the date of Tenant's notice (if any) to Landlord expressing Tenant's election not to proceed with Phase ll, or

                  ii.      September 1,1997.

         The failure of Landlord to comply with the provisions of this Paragraph shall constitute an event of default by Landlord hereunder and shall entitle Tenant to terminate the Lease and its obligations and liabilities hereunder, including, without limitation, the payment of rent.

10. The "Effective Date" for all of the following changes or additions to the Lease shall be the earlier:

         a. the day of initial licensure of the additional nursing home beds added by Phase II, or


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
         b. thirty (30) days following Substantial Completion of construction of Phase II as determined by the Architect.

         Landlord and Tenant herein agree that the Effective Date is the ______ day of _____________,19__. INITIALS: LANDLORD _____ TENANT _____.

         (THESE BLANKS SHALL BE COMPLETED BY THE PARTIES FOLLOWING THE EFFECTIVE DATE AND SHALL BE DETERMINED BY 12 A. OR B. ABOVE. THE FIRST INSTALLMENT OF INCREASED RENT SHALL BE DUE AND PAYABLE ON OR BEFORE THE FIRST DAY OF THE FIRST MONTH IMMEDIATELY FOLLOWING THE EFFECTIVE DATE AND SHALL INCLUDE PRO-RATA RENTAL FOR THE DAYS BETWEEN EFFECTIVE DATE AND THE FIRST DAY OF THE IMMEDIATELY FOLLOWING MONTH. SUCH INSTALLMENTS OF RENT SHALL BE PAID TO LANDLORD AT THE ADDRESS SPECIFIED IN THIS LEASE AGREEMENT OR ELSEWHERE AS DESIGNATED FROM TIME TO TIME BY WRITTEN NOTICE FROM LANDLORD TO TENANT.)

11. Section 1. Term., as set forth in the Lease is deleted in its entirety and replaced with the following:

         1. Term. The term of this Lease shall be twenty-seven (27) years and shall commence on the first (1st) day of February, 1990 (herein called the "Commencement Date"), and shall end on the thirty-first (31st) day of January, 2017, unless sooner terminated as herein provided.

12. Section 3. Rent. BEGINNING DECEMBER 1, 1997 AND CONTINUING THROUGH THE END OF THE LEASE TERM, as set forth in the Lease, is amended by adding the following immediately after subparagraph a.(iii), for all rent occurring on and after the Effective Date:

                  On and after the Effective Date of the Phase II addition and for the remaining term of this Lease and any extensions thereof, the rent paid by Tenant unto Landlord shall be the greater of the following:

                           (i) The BASE ANNUAL RENT of $330,000.00 per annum at the rate of $27,500.00 per month, or



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                           (ii)     Eighteen percent (18%) of the previous
                                    year's gross revenue, payable at the rate of 1/12 per month, or

                           (iii) The base rent increases or decreases due to fluctuations in gross revenue as described above, but the rent shall not decrease below the BASE ANNUAL RENT of $330,000.00.

                  Changes to the plans, specifications, or equipment following the commencement of construction of the phase II addition, mutually agreed upon by the Landlord and Tenant shall increase all of the lease rates shown above by the additional cost of the change times a multiplier of .0154. The result shall equal the amount added to the base monthly rental rate shown herein. In lieu of an increase in rental, the Tenant may elect to reimburse Landlord for the cost of the changes. There shall be no decrease in the lease rate.

13. Section 6. Security Deposit is amended by inserting the following at the end of the Section as follows: Tenant shall increase the existing Security Deposit from Eighteen Thousand Seven Hundred Twenty Five Dollars ($18,725.00) to the amount of Twenty-Seven Thousand Five Hundred Dollars ($27,500.00) as outlined below commencing with the first rent payment following the Effective Date. The Security Deposit shall be increased at the rate of $1,000.00 per month and shall be paid over the first nine (9) consecutive months following the Effective Date as defined herein.

14. All terms and conditions of the Lease Agreement and First Amendment, not specifically changed, amended, or modified by this Second Lease Amendment shall remain in full force and effect as if set out word for word in this Second Lease Amendment.



                                  Page - 17 -
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               THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK,
                           SIGNATURE PAGE TO FOLLOW.




                                  Page - 18 -
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         IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this
Second Lease Amendment effective as of the day and date first above written.

                                        LANDLORD:

                                        NOBLE HOUSE OF DIXON, INC.


                                        By: /s/ Richard  B. Griffin
                                           ------------------------------------
                                                Richard B. Griffin, President


ATTEST:

/s/ Richard B. Griffin II
----------------------------------
Richard B. Griffin II, Secretary

(Seal)


                                        TENANT:

                                        DIXON MANAGEMENT, INC.


                                        By: /s/ Brad E. Hollinger
                                           ------------------------------------
                                               Brad E. Hollinger, President


ATTEST:
/s/ Robin Barber
----------------------------------
Robin Barber, Secretary

(Seal)




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